UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2005

Foot Locker, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 212-720-3700

Former Name/Address (Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement

(i)        In connection with the election of Robert W. McHugh described below in Item 5.02(c)(i), Foot Locker, Inc. (the “Company”) entered into a Senior Executive Employment Agreement with Mr. McHugh effective November 21, 2005, for a term ending December 31, 2006, subject to automatic renewal for additional one-year periods unless notice of non-renewal is provided by the Company. This agreement supersedes the executive employment agreement with Mr. McHugh dated December 22, 1999. The form of senior executive employment agreement is substantially similar to the form of agreement entered into with the other senior vice presidents of the Company that is attached as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the year ended January 29, 2000 filed on April 21, 2000 (the “1999 Form 10-K”).

(ii)        In connection with the election of Giovanna Cipriano described below in Item 5.02(c)(ii), the Company entered into an Executive Employment Agreement with Ms. Cipriano effective November 21, 2005, for a term ending December 31, 2006, subject to automatic renewal for additional one-year periods unless notice of non-renewal is provided by the Company. The form of executive employment agreement is substantially similar to the form of agreement entered into with the other vice presidents of the Company that is attached as Exhibit 10.24 to the Company’s 1999 Form 10-K. The Company also entered into an Indemnification Agreement with Ms. Cipriano in the form entered into with the other corporate officers that is attached as Exhibit 10(g) to the 8-B Registration Statement filed on August 7, 1989, with amendment filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the period ended May 5, 2001 filed on June 13, 2001.

Item 1.02.             Termination of a Material Definitive Agreement

Please see Item 5.02(b)(i) below.

Item 5.02.             Departure of Directors or Principal Officers; Election of Directors;
                              Appointment of Principal Officers

(b)(i)   The service of Bruce L. Hartman as Executive Vice President and Chief Financial Officer of the Company ended at the close of business on November 18, 2005. The Company and Mr. Hartman are currently negotiating the terms of an agreement regarding his resignation and termination of his senior executive employment agreement.

(b)(ii)   In connection with his promotion to Senior Vice President and Chief Financial Officer described in paragraph (c)(i) below, Robert W. McHugh resigned as Vice President and Chief Accounting Officer of the Company, effective November 21, 2005.

(c)(i)   The Company’s Board of Directors has elected Robert W. McHugh to the position of Senior Vice President and Chief Financial Officer, effective November 21, 2005. Mr. McHugh, age 47, served as the Company’s Vice President and Chief Accounting Officer from January 12, 2000 through November 20, 2005. He served as

Vice President – Taxation from November 1, 1996 through January 11, 2000. Mr. McHugh continues as an executive officer of the Company. As described in Item 1.01(i) above, the Company entered into a Senior Executive Employment Agreement with Mr. McHugh effective November 21, 2005. The form of agreement is substantially similar to the form of agreement entered into with the other senior vice presidents of the Company that is attached as Exhibit 10.23 to the Company’s 1999 Form 10-K.

- A summary of Mr. McHugh’s current compensation arrangements reflecting his new responsibilities as Senior Vice President and Chief Financial Officer is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(c)(ii)   The Company’s Board of Directors has elected Giovanna Cipriano to the position of Vice President and Chief Accounting Officer, effective November 21, 2005. Ms. Cipriano, age 36, served as the Company’s Divisional Vice President, Financial Controller from June 3, 2002 through November 20, 2005. She served as Financial Controller from April 2, 1999 through June 2, 2002 and Director of External Reporting from 1998 through April 1, 1999. Ms. Cipriano became an executive officer of the Company effective upon her election as Vice President and Chief Accounting Officer. As described in Item 1.01(ii) above, the Company entered into an Executive Employment Agreement with Ms. Cipriano effective November 21, 2005. The form of agreement is substantially similar to the form of agreement entered into with the other vice presidents of the Company that is attached as Exhibit 10.24 to the Company’s 1999 Form 10-K.

- A summary of Ms. Cipriano’s current compensation arrangements reflecting her new responsibilities as Vice President and Chief Accounting Officer is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Summary of Compensation Arrangements for Robert W. McHugh
99.2	Summary of Compensation Arrangements for Giovanna Cipriano

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC. (Registrant)

Date: November 22, 2005	By:	/s/ Gary M. Bahler
Senior Vice President ,General Counsel and Secretary